Exhibit 99.1

DERMTECH REPORTS FIRST-QUARTER 2022 FINANCIAL RESULTS; COMPANY AFFIRMS FULL-YEAR 2022 OUTLOOK

-	Record billable sample volume and assay revenue

LA JOLLA, Calif. – May 3, 2022 – DermTech, Inc. (NASDAQ: DMTK) (“DermTech” or the “Company”), a leader in precision dermatology enabled by a non-invasive skin genomics platform, today reported its first-quarter 2022 financial results and affirmed its full-year 2022 outlook.

“We kicked off the year on a record pace for many of our key operating metrics and affirmed our full-year 2022 outlook,” said John Dobak, M.D., CEO, DermTech.  “We also added a payor contract during the first quarter bringing our total covered U.S. lives to approximately 91 million.  Overall, we believe we have excellent long-term growth prospects and that 2022 will be a transformational year as we leverage our commercial scale to address the urgent need to improve the early detection of melanoma.”

First-Quarter 2022 Financial Results

•	Billable sample volume grew 53 percent from the first quarter of 2021 to approximately 14,370.
•	Assay revenue was $3.5 million, up 61 percent from the first quarter of 2021, primarily due to higher billable sample volume.
•	Total revenue was $3.7 million, a 47 percent increase from the first quarter of 2021, driven by higher assay revenue.
•

Sales and marketing expenses were $15.4 million, a 137 percent increase from the first quarter of 2021.  The increase was primarily attributable to higher employee-related costs from increased headcount and marketing expenditures.

•	Research and development expenses were $6.3 million, a 182 percent increase from the first quarter of 2021, largely due to higher employee-related and clinical trial costs.
•	General and administrative expenses were $8.6 million, a 66 percent increase from the first quarter of 2021. The increase was driven by higher employee-related and infrastructure costs.
•

Net loss was $30.1 million, or $1.01 per share, which included $3.9 million of non-cash stock-based compensation expense, as compared to $15.1 million, or $0.55 per share, for the first quarter of 2021, which included $2.2 million of non-cash stock-based compensation expense.

•	Cash, cash equivalents, restricted cash and short-term marketable securities were $202.1 million as of March 31, 2022.

Other Business Highlights

•

In March 2022, SKIN: The Journal of Cutaneous Medicine published the OptumInsight economic study, which suggested that using DermTech’s Pigmented Lesion Assay to rule out melanoma can minimize avoidable surgical procedures on benign lesions and decrease downstream costs of late-stage melanoma diagnoses, which reduces overall cost of care.  This model predicted annual net savings of $0.54 per member per month over a three-year period for commercial health plans.

•	The Company expanded its telehealth availability through DermTech Connect, which is now available in 44 states and represents 95% of the U.S. population.

2022 Outlook

The Company affirmed its full-year 2022 outlook for assay revenue between $22 million and $26 million.

Conference Call Information

As previously announced, the Company will host a conference call to discuss its results at 5:00 p.m. ET on Tuesday, May 3, 2022. Callers should dial (844) 467-7114 (U.S. only) or (409) 231-2086 (international) to access the call. The conference call ID is 6584229.  The conference call will also be simultaneously webcast. A webcast replay will be available on the Company’s website shortly after the conclusion of the call.

About DermTech

DermTech is a leading genomics company in dermatology and is creating a new category of medicine, precision dermatology, enabled by its non-invasive skin genomics platform.  DermTech’s mission is to improve the lives of millions by providing non-invasive precision dermatology solutions that enable individualized care.  DermTech provides genomic analysis of skin samples collected non-invasively using our Smart StickersTM.  DermTech markets and develops products that facilitate the early detection of skin cancers and is developing products that assess inflammatory diseases and customize drug treatments.  For additional information, please visit DermTech.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of DermTech may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations and evaluations with respect to: the performance, patient benefits, cost-effectiveness, commercialization and adoption of DermTech’s products and the market opportunity for these products, DermTech’s positioning and potential revenue growth, financial outlook and future financial performance, implications and interpretations of any study results, and DermTech’s ability to expand its product offerings and develop pipeline products. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of DermTech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DermTech; (2) DermTech’s ability to obtain additional funding to develop and market its products; (3) the existence of favorable or unfavorable clinical guidelines for DermTech’s tests; (4) the reimbursement of DermTech’s tests by Medicare and private payors; (5) the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for DermTech’s products; (6) DermTech’s ability to grow, manage growth and retain its key employees; (7) changes in applicable laws or regulations; (8) the market adoption and demand for DermTech’s products and services together with the possibility that DermTech may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties included in the “Risk Factors” section of the most recent Annual Report on Form 10-K filed by DermTech with the Securities and Exchange Commission (the “SEC”), and other documents filed or to be filed by DermTech with the SEC, including subsequently filed reports. DermTech cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. DermTech does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact

Steve Kunszabo

DermTech

(858) 291-1647

steve.kunszabo@dermtech.com

DERMTECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$145,053	$176,882
Short-term marketable securities	54,053	48,449
Accounts receivable	4,995	3,847
Inventory	763	480
Prepaid expenses and other current assets	3,260	3,166
Total current assets	208,124	232,824
Property and equipment, net	5,141	4,549
Operating lease right-of-use assets	23,065	7,744
Restricted cash	3,025	3,025
Other assets	167	167
Total assets	$239,522	$248,309
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,575	$2,880
Accrued compensation	6,643	5,120
Accrued liabilities	3,041	1,227
Short-term deferred revenue	1,350	1,380
Current portion of operating lease liabilities	1,703	1,453
Current portion of finance lease obligations	112	121
Total current liabilities	14,424	12,181
Warrant liability	129	146
Long-term finance lease obligations, less current portion	105	136
Operating lease liabilities, long-term	21,383	6,148
Total liabilities	36,041	18,611
Stockholders’ equity:
Common stock, $0.0001 par value per share; 50,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 29,940,637 and 29,772,922 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	440,644	436,183
Accumulated other comprehensive loss	(694)	(124)
Accumulated deficit	(236,472)	(206,364)
Total stockholders’ equity	203,481	229,698
Total liabilities and stockholders’ equity	$239,522	$248,309

DERMTECH, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Assay revenue	$3,518	$2,190
Contract revenue	200	334
Total revenues	3,718	2,524
Cost of revenues:
Cost of assay revenue	3,530	1,971
Cost of contract revenue	24	31
Total cost of revenues	3,554	2,002
Gross profit	164	522
Operating expenses:
Sales and marketing	15,443	6,512
Research and development	6,338	2,251
General and administrative	8,574	5,172
Total operating expenses	30,355	13,935
Loss from operations	(30,191)	(13,413)
Other income/(expense):
Interest income, net	66	34
Change in fair value of warrant liability	17	(1,689)
Total other income/(expense)	83	(1,655)
Net loss	$(30,108)	$(15,068)
Weighted average shares outstanding used in computing net loss per share, basic and diluted	29,836,072	27,152,868
Net loss per share of common stock outstanding, basic and diluted	$(1.01)	$(0.55)